SEPARATION AGREEMENT

     In consideration for the agreement by Signal Apparel Company, Inc. ("the Company") to provide John W. Prutch ("Employee") with the severance package, payments and benefits outlined below, the sufficiency of which the Employee acknowledges, Employee, on behalf of Employee, Employee's heirs, Employee's successors and assigns, releases and forever discharges the Company and its officers, directors, employees, shareholders (specifically including, but not limited to WGI LLC, including its individual and company affiliates), representatives, subsidiaries, parent and affiliated companies and their respective assigns from any and all claims, damages, liabilities and causes of action, whether known or unknown which the Employee may presently have or claim to have against the Company and/or any of the above persons or entities whether or not relating to or arising out of Employee's employment by or relationship with the Company or the termination of that employment relationship including, but not limited to, claims under federal, state, or local constitutions, statutes, regulations, ordinances or common law, including, but not limited to the Employee Retirement Income Security Act, and the Civil Rights Act, as amended and specifically including, but not limited to the employee agreement between the Company and Employee dated October 2, 1997 (the "Employment
Agreement"), the unsigned agreement by Employee for acquisition and financial advisory services between the Company, Employee and Thomas McFall dated August 10, 1998 (the "August 10, 1998 Agreement") and the agreement between the Company and Weatherly Financial dated May 9, 1997 (the "Weatherly Agreement") and including any written or oral amendments to the foregoing as well as any other oral or written agreements between the Company and Employee of whatever nature.

     In consideration for the releases and agreements herein by Employee the sufficiency of which the Company acknowledges, the Company, on behalf of itself and its successors and assigns, releases and forever discharges the Employee and his heirs, legal representatives, attorneys, agents and assigns from any and all claims, damages, liabilities and causes of action, whether known or unknown, which the Company may presently have or claim to have against Employee and/or any of the above persons or entities, whether or not relating to or arising out of Employee's employment by or relationship with the Company, or the termination of that employment relationship, or otherwise, including, but not limited to, claims under federal, state, or local constitutions, statutes, regulations, ordinances or common law, including, but not limited to the Employment Agreement, the August 10, 1998 Agreement and the Weatherly Agreement and including any written or oral amendments to the foregoing as well as any other oral or written agreements between the Company and Employee of whatever nature.

     The foregoing releases and discharges shall become effective on the Closing Date upon consummation of the Closing (as such terms are defined in the Stock Purchase Agreement dated as of July 31, 1999 between the Company as "Seller" and the Employer as "Buyer" (the "Stock Purchase Agreement") the terms of which are specifically incorporated herein by reference). Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement or otherwise shall be deemed to constitute a release, discharge, termination or


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


waiver or other limitation of any of (i) Employee's or the Company's rights, benefits or interests now or hereafter arising under this Agreement, the Stock Purchase Agreement or any other agreement entered into in connection with such agreements, (ii) any party's rights, remedies or claims now or hereafter arising in connection with any breach, default or violation under this Agreement, the Stock Purchase Agreement or any other agreement entered into in connection with such agreements or (iii) any rights of Employee to indemnification from the Company or any of its affiliates, now existing or hereafter arising, in connection with his acts or omissions as an officer, director, employee or agent thereof, whether arising under the Company's by-laws, applicable law or otherwise.

     The Company and Employee agree that:

     1. Employee's employment with the Company shall cease and the Employment Agreement shall terminate as of the Closing Date upon consummation of the Closing, and Employee hereby resigns as an employee, officer and director of the Company and all affiliated companies (excluding GIDI Holdings, Inc. ("GIDI") but specifically including as a director of the USISL) as of that date.

     2. As severance pay, the Company shall pay Employee the equivalent of four months of Employee's annual base salary of $150,000 (i.e. $50,000), less legally required withholdings. Such severance pay shall be paid in equal installments every two weeks in accordance with the schedule Employee is currently receiving salaried compensation.

     3. The Company shall permit Employee to maintain Employee's existing health and dental insurance benefits from the Closing Date through October 31, 1999 provided Employee continues the payment of Employee's portion of the premiums with respect to such insurance.

     4. The Company shall extend all medical and dental benefits after October 31, 1999 for the period of eighteen months at the option of the Employee in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986.

     5. The Company and Employee agree that Employee is entitled to no additional compensation for unused vacation as any amount otherwise due for such vacation is reflected in the severance pay provided in
          Section 2 above.

     6. The Company and Employee agree that the stock options issued to Employee by the Company pursuant to Section 7(e) of the Employment Agreement are terminated and null and void as of July 31, 1999.

     7. As the total and final compensation Employee is to receive under the terms of the August 10, 1998 Agreement and the Weatherly Agreement, the Company


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


          and Employee agree as follows:

          (a) The Company agrees to pay Employee the sum of $100,000 payable in 83,333 shares of the Company's Common Stock (the "Prutch Common Stock") which Common Stock will be issued by the Company to Employee as soon as practicable (and in any event within 45 days) following the Closing Date and held by the Company in escrow until such time as the conditions of Section 9.6 of the Stock Purchase Agreement have been fully satisfied, whereupon the certificates for such Prutch Common Stock promptly (and in any event within 10 days) shall be delivered to Employee. The Company intends to issue such shares pursuant to its 1999 Stock Incentive Plan and shall register such shares pursuant to the Securities Act of 1933 within 60 days after the Closing Date. Employee agrees that the Prutch Common Stock may not be sold prior to January 1, 2000 under any circumstances and such shares shall bear a restrictive legend to that effect;

          (b) The Company hereby re-confirms its grant effective May 8, 1998 of warrants to Employee to purchase 1,536,515 shares of the Company's Common Stock in accordance with the terms of the warrant certificate attached to this Agreement as Attachment A (the "Warrants"). Said Warrant certificate is to be retained in escrow by the Company until such time as the conditions of
               Section 9.6 of the Stock Purchase Agreement have been fully satisfied, whereupon it shall be promptly (and in any event within 10 days) delivered to Employee.

          (c) Employee acknowledges that $100,000 in additional fees potentially owed pursuant to the August 10, 1998 Agreement is in dispute, and Employee specifically waives any claim Employee may have for payment of such disputed fees.

          Other than the compensation set forth in (a) and (b) above and except as set forth below, the Company and Employee agree that as to Employee, the August 10, 1998 Agreement is terminated as of July 31, 1999, and the Weatherly Agreement terminated as of August 10, 1998. Except as set forth above, Employee specifically renounces all rights to receive any additional compensation in any form, including but not limited to in the form of additional warrants to purchase the Company's Common Stock, now or at any time in the future pursuant to the August 10, 1998 Agreement or the Weatherly Agreement or any other oral or written agreement between the Company and Employee. Employee further specifically renounces any rights now or in the future to be


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


          nominated or elected to the Company's Board of Directors or to designate a candidate to be nominated or elected to the Company's Board of Directors. Notwithstanding the foregoing provisions of this paragraph, such provisions shall not become effective unless and until the Closing has occurred.

          Notwithstanding   the  foregoing,   Employee  agrees  to  execute  the
          assignments attached hereto as Attachments B which attachments are specifically incorporated herein by reference.

     8. The Company shall not be obligated to provide any other severance, payments or benefits other than those discussed in this Agreement and no severance, payments or benefits will be provided until the Company receives a signed copy of this Agreement.

THE EMPLOYEE AGREES THAT:

     (a) The severance, payments and other benefits to be provided by the Company under this Agreement and the other agreements hereunder and under the Stock Purchase Agreement are intended to resolve any potential claim by the Employee concerning Employee's employment by and relationship with the Company and his termination from such employment and relationships. These severance, payments and other benefits exceed the benefits Employee would have received had Employee not executed this Agreement.

     (b) The Employee has been advised to discuss this Agreement and Release with an attorney of Employee's choice before signing it, and is freely and voluntarily signing this document in exchange for the promises and consideration provided by the Company under this Agreement.

     (c) This Agreement and Release constitute the entire agreement between the Employee and the Company concerning the Employee's employment by and relationships with the Company and Employee's separation therefrom. This Agreement and the other agreements referenced will supersede all prior written or oral agreements or understandings between the Company and the Employee relating to his employment by and relationships with the Company and his separation therefrom, specifically including but not limited to the Employment Agreement, the August 10, 1998 Agreement and the Weatherly Agreement. Notwithstanding the foregoing, Employee hereby reconfirms Employee's obligation to comply with Sections 4 and 9 of the Employment Agreement provided such sections shall not be deemed to apply to any information or documentation of or concerning GIDI or its assets, business or property.

     (d) Each party agrees to cooperate fully with the other in connection with the transition of Employee's responsibilities from Employee and transition of


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


          ownership of GIDI to Employee and to refrain from making disparaging comments concerning the other to any account or any other third party.

     (e)  Employee  further  acknowledges  that  he  has  been  given  at  least
          Twenty-Five (25) days to review and consider this Agreement. This offer will expire at the close of business on the 25th day following its presentment to Employee unless a signed copy of this Agreement has been returned to the Company by that date.

     (f) In further consideration for the Agreement by the Company to provide Employee with the severance package, payments and benefits outlined above, the sufficiency of which the Employee acknowledges, effective concurrently with Employee's release set forth above in the first paragraph, Employee, on behalf of himself, Employee's successors, and assigns, releases and forever discharges the Company and its subsidiaries, parent and affiliated companies and their respective assigns from any and all claims or causes of action relating to or arising out of Employee's employment by the Company or the termination of that employment which arises under the Age Discrimination in Employment Act, as amended. The Employee further acknowledges that he may revoke acceptance to the waiver of claims under the Age Discrimination in Employment Act, by notifying the Company of such revocation within seven (7) days of the execution of this Agreement. The Company will not provide severance payments until the expiration of this seven day period.

     (g) As a material inducement for the Company to enter into this Agreement and in consideration of the compensation to be paid hereunder, Employee agrees not to compete, directly or indirectly through GIDI or any other party, in any manner with the business conducted by the Company for a period of one year from the date of this Agreement. Employee further agrees for a period of one year from the date of this Agreement, not to enter, directly or indirectly through GIDI or any other party, into the employ of or render any service to or become affiliated with, any person, firm or corporation which competes with the Company. The term "compete(s)" for the purposes of this Section shall mean any business which is involved in the sale to any customer of the Company as of the date of this Agreement of ladies and men's swimwear and/or swimwear cover-ups and/or ladies activewear and/or bodywear or any business which holds a license for apparel products from any licensor of the Company as of the date of this Agreement. Employee acknowledges that he is fully aware of the nature of the Company's business as a result of Employee's independent investigation, and that Employee has been given full opportunity to consult with the Company's executives concerning the nature and scope of such business. Employee expressly acknowledges that this condition does not impose economic hardship on him. It is expressly agreed that any reference to the Company in this Section (g) will also include the Company's affiliated and/or subsidiary companies. The foregoing shall not apply to the purchase of Iron Knights by

          Employee or by a company with which Employee is affiliated or the purchase by Iron Knights of GIDI Holdings, Inc. or the development of a business relationship between GIDI Holdings, Inc. and Iron Knights. It is specifically agreed that this Section prohibits Employee, directly or indirectly through GIDI or any other party, for a period of one year from the date of this Agreement, from purchasing the assets or capital stock of the company holding the Umbro license for Canada or such company purchasing the assets or capital stock of any company with which Employee is affiliated. Except as specifically set forth above, the foregoing further shall not prohibit or limit Employee's right to own, operate or otherwise participate in the business of GIDI.

This Agreement will be interpreted in accordance with the laws of the State of New York.

The foregoing is agreed to between Employee and the Company as of July 31, 1999.


/s/  John W. Prutch
------------------------------
JOHN W. PRUTCH



SIGNAL APPAREL COMPANY, INC.


/s/  Robert J. Powell
------------------------------
ROBERT J. POWELL
VICE PRESIDENT



The undersigned hereby acknowledge and accept the provisions of the foregoing Agreement relating to the August 10, 1998 Agreement and the Weatherly Agreement.


                                        WEATHERLY FINANCIAL


                                        By:  /s/  Thomas A. McFall
                                             --------------------------------
                                        Its:      Chairman


                                        /s/  Thomas A. McFall
                                        -------------------------------------
                                             THOMAS A. MCFALL


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